Exhibit 99.1

Verisign Reports 13% Year-Over-Year Revenue Growth in First Quarter 2012

Company Names George E. Kilguss, III as Chief Financial Officer

RESTON, VA – April 26, 2012 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today reported financial results for the first quarter ended March 31, 2012.

First Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $206 million for the first quarter of 2012, up 13% from the same quarter in 2011. Verisign reported net income of $68 million and diluted earnings per share (EPS) of $0.42 for the first quarter of 2012, compared to net income of $41 million and diluted EPS of $0.24 in the same quarter in 2011. The operating margin was 48.1% for the first quarter of 2012 compared to 36.1% for the same quarter in 2011.

First Quarter Non-GAAP Financial Results

Verisign reported, on a non-GAAP basis, net income of $68 million and diluted EPS of $0.42 for the first quarter of 2012, compared to net income of $55 million and diluted EPS of $0.32 for the same quarter in 2011. The non-GAAP operating margin was 51.9% for the first quarter of 2012 compared to 45.9% for the same quarter in 2011. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“The first quarter was another record in terms of new domain name registrations, reflecting the global growth in internet adoption and e-commerce,” commented Jim Bidzos, executive chairman, president and chief executive officer. “We believe that the security and stability Verisign has provided spanning two decades, and continues to provide, is an important factor in that growth.”

“Our first quarter results demonstrate our continued financial and operational discipline,” said John Calys, interim chief financial officer of Verisign. “We remain committed to delivering shareholder value.”

In addition, the company has appointed George E. Kilguss, III to the position of chief financial officer effective May 14, 2012. Kilguss will report directly to Jim Bidzos, and will have full responsibility for the company’s financial operations. John Calys will remain with the company as vice president, controller.

Kilguss most recently served as chief financial officer of Internap Network Services and has significant financial management, operations, and development experience in publicly traded technology companies, as well as in the investment banking sector. In addition to Internap, Kilguss has served as chief financial officer of Towerstream Corporation and Stratos Global Corporation.

“We are very pleased to announce George Kilguss as Verisign’s new Chief Financial Officer,” said Bidzos. “With over 25 years of strategic and operational financial management experience, including as CFO of three public companies, George brings a broad wealth of knowledge and expertise to Verisign.”

Financial Highlights

•	Verisign ended the first quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.39 billion, an increase of $40 million from year end 2011.

•	Cash flow from operations was $110 million for the first quarter compared with $90 million for the same quarter in 2011.

•	Deferred revenues on March 31, 2012, totaled $783 million, an increase of $55 million from year end 2011.

•	Capital expenditures were $13 million in the first quarter of 2012.

•

During the first quarter, Verisign repurchased approximately 1.8 million shares of the company’s common stock for a cost of $68 million. At March 31, 2012, approximately $763 million remained available and authorized under the current share repurchase program.

•

For purposes of calculating diluted EPS, the first quarter diluted share count included 2.5 million shares related to the convertible debentures, compared with 0.5 million shares in the same quarter in 2011. These represent diluted shares and not shares that have been issued.

Business Highlights

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Verisign Registry Services added 2.86 million net new names and ended the first quarter with approximately 116.7 million active domain names in the adjusted zone for .com and .net, representing an 8.1% increase year-over-year.

•	In the first quarter, Verisign processed a record 8.9 million new domain name registrations, representing an increase of 7.7% year-over-year.

•

On March 27, 2012, the Internet Corporation of Assigned Names and Numbers (“ICANN”) posted renewal terms negotiated between Verisign and ICANN for the .com Registry Agreement which are substantially the same as the terms contained in the existing .com Registry Agreement except for new provisions regarding indemnification and audit rights, consistent with the other five largest generic top level domain (gTLD) registry agreements (including the .net agreement).

•

Through ICANN’s new gTLD application process, which we expect to close in May 2012, Verisign applied for 14 new gTLDs including 12 transliterations of .com and .net. In addition, applicants for approximately 220 new gTLDs selected Verisign to provide back-end registry services.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP operating income and net income attributable to Verisign stockholders is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Today’s Conference Call

Verisign will host a live conference call today at 4:30 p.m. (ET) to review the first quarter 2012 results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-0960 (international). A listen-only live webcast and accompanying slide presentation of the first quarter 2012 earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 3993941) beginning at 8:00 p.m. (ET) on April 26, 2012, and will run through May 3, 2012, at 7:00 p.m. (ET). An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This press release and the financial information discussed on today’s conference call are available at http://investor.verisign.com.

About Verisign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause Verisign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition, pricing pressure from competing services offered at prices below our prices and changes in marketing practices including those of third-party registrars; challenging global economic conditions; challenges to ongoing privatization of Internet administration; the outcome of legal or other challenges resulting from our activities or the activities of registrars or registrants, or litigation generally; new or existing governmental laws and regulations; changes in customer behavior, Internet platforms and web-browsing patterns; the uncertainty of whether Verisign will successfully develop and market new services; the uncertainty of whether our new services will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; the uncertainty of whether Project Apollo will achieve its stated objectives; the impact of the introduction of new gTLDs and whether our gTLD applications or the applicants’ gTLD applications for which we have contracted to provide back-end registry services will be successful; and the uncertainty of whether the .com Registry Agreement renewal will occur on or before November 30, 2012, if at all. More information about potential factors that could affect the Company’s business and financial results is included in Verisign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643

Media Relations: Deana Alvy, dalvy@verisign.com, 703-948-4179

© 2012 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,353,040	$1,313,349
Marketable securities	32,803	32,860
Accounts receivable, net	13,553	14,974
Deferred tax assets and other current assets	74,287	86,598

Total current assets	1,473,683	1,447,781

Property and equipment, net	328,474	327,136
Goodwill and other intangible assets, net	53,525	53,848
Other assets	27,078	27,414

Total long-term assets	409,077	408,398

Total assets	$1,882,760	$1,856,179

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$99,640	$156,385
Deferred revenues	542,976	502,538

Total current liabilities	642,616	658,923

Long-term deferred revenues	240,314	226,033
Convertible debentures, including contingent interest derivative	592,821	590,086
Long-term debt	100,000	100,000
Long-term deferred tax liabilities	333,181	325,527
Other long-term liabilities	45,161	43,717

Total long-term liabilities	1,311,477	1,285,363

Total liabilities	1,954,093	1,944,286

Commitments and contingencies

Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000; Issued shares: 317,722 at March 31, 2012 and 316,781 at December 31, 2011; Outstanding shares: 158,352 at March 31, 2012 and 159,422 at December 31, 2011	318	317
Additional paid-in capital	20,084,011	20,135,237
Accumulated deficit	(20,152,568)	(20,220,577)
Accumulated other comprehensive loss	(3,094)	(3,084)

Total stockholders’ deficit	(71,333)	(88,107)

Total liabilities and stockholders’ deficit	$1,882,760	$1,856,179

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Revenues	$205,726	$181,523

Costs and expenses:
Cost of revenues	41,256	40,869
Sales and marketing	27,815	22,391
Research and development	14,765	13,594
General and administrative	23,508	33,629
Restructuring charges	(548)	5,530

Total costs and expenses	106,796	116,013

Operating income	98,930	65,510
Interest expense	(12,340)	(11,820)
Non-operating income, net	807	5,478

Income from continuing operations before income taxes	87,397	59,168
Income tax expense	(21,292)	(16,875)

Income from continuing operations, net of tax	66,105	42,293
Income (loss) from discontinued operations, net of tax	1,904	(1,522)

Net income	68,009	40,771

Foreign currency translation adjustments	—	28
Change in unrealized gain on investments, net of tax	(5)	(458)
Realized gain on investments, net of tax, included in net income	(5)	(27)

Other comprehensive loss	(10)	(457)

Comprehensive income	$67,999	$40,314

Basic income per share from:

Continuing operations	$0.41	$0.25
Discontinued operations	0.02	(0.01)

Net income	$0.43	$0.24

Diluted income per share from:

Continuing operations	$0.41	$0.25
Discontinued operations	0.01	(0.01)

Net income	$0.42	$0.24

Shares used to compute net income per share:

Basic	159,344	170,193

Diluted	162,881	171,979

VERISIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net income	$68,009	$40,771
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	12,741	13,968
Stock-based compensation	8,130	14,950
Excess tax benefit associated with stock-based compensation	(3,567)	(3,615)
Other, net	1,006	2,129
Changes in operating assets and liabilities:
Accounts receivable	1,392	(985)
Deferred tax assets and other assets	12,720	3,975
Accounts payable and accrued liabilities	(44,872)	(16,814)
Deferred revenues	54,719	35,908

Net cash provided by operating activities	110,278	90,287

Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	5,060	11,238
Purchases of marketable securities and investments	(5,082)	(18,008)
Purchases of property and equipment	(12,917)	(15,565)
Other investing activities	—	(1,181)

Net cash used in investing activities	(12,939)	(23,516)

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	11,390	16,550
Repurchases of common stock	(75,149)	(207,428)
Excess tax benefit associated with stock-based compensation	3,567	3,615
Other financing activities	189	—

Net cash used in financing activities	(60,003)	(187,263)

Effect of exchange rate changes on cash and cash equivalents	2,355	1,690

Net increase (decrease) in cash and cash equivalents	39,691	(118,802)
Cash and cash equivalents at beginning of period	1,313,349	1,559,628

Cash and cash equivalents at end of period	$1,353,040	$1,440,826

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$20,036	$20,062

Cash paid for income taxes, net of refunds received	$13,186	$2,539

VERISIGN, INC.

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2012		Three Months Ended March 31, 2011
	Operating Income	Net Income	Operating Income	Net Income

GAAP as reported	$98,930	$68,009	$65,510	$40,771
Discontinued operations		(1,904)		1,522
Adjustments:
Stock-based compensation	8,130	8,130	11,961	11,961
Amortization of other intangible assets	323	323	323	323
Restructuring charges	(548)	(548)	5,530	5,530
Unrealized loss on contingent interest derivative on Convertible Debentures		813		450
Non-cash interest expense		1,620		1,664
Tax adjustment		(8,028)		(6,854)

Non-GAAP as adjusted	$106,835	$68,415	$83,324	$55,367

Revenues	$205,726		$181,523
Non-GAAP operating margin	51.9%		45.9%

Diluted shares		162,881		171,979
Per diluted share, non-GAAP as adjusted		$0.42		$0.32

Verisign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring charges, contingent interest payments to holders of our Convertible Debentures, unrealized gain/loss on contingent interest derivative on Convertible Debentures, and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the Company’s operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the Company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

The following table presents the classification of stock-based compensation:

	Three Months Ended
	March 31, 2012	March 31, 2011

Cost of revenues	$1,537	$1,990
Sales and marketing	1,516	1,854
Research and development	1,242	1,518
General and administrative	3,835	6,599
Restructuring charges	—	2,989

Total stock-based compensation expense	$8,130	$14,950